Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-46918, 2-59230, 33-02980, 33-53801) of American Express Company of our report dated June 29, 2009 relating to the financial statements and supplemental schedule of American Express Retirement Savings Plan which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

June 29, 2009

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